EX-(h)(4)(a)

AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.20%	All Fund assets	May 1, 2020	April 30, 2021
Lincoln iShares® Global Growth Allocation Fund	0.12%	All Fund assets	May 1, 2020	April 30, 2021
Lincoln iShares® U.S. Moderate Allocation Fund	0.15%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Century Select Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Global Balanced Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Global Growth Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Growth Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Income Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP American Preservation Fund	0.10%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Baron Growth Opportunities Fund	0.09% 0.14% 0.19% 0.20% 0.25%	Up to $250M $250M-$500M $500M - $700M $700M - $750M Over $750M	May 1, 2020	April 30, 2021
LVIP BlackRock Dividend Value Managed Volatility Fund	0.115% 0.155%	First $750M Over $750M	May 1, 2020	April 30, 2021

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP BlackRock Global Allocation Managed Risk Fund*	0.075%	All Fund assets	May 1, 2020	April 30, 2021
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP BlackRock Global Real Estate Fund	0.02% 0.01% 0.00%	First $250M $250M - $750M Over 750M	May 1, 2020	April 30, 2021
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Blended Large Cap Growth Managed Volatility Fund	0.145% 0.095% 0.090% 0.085%	First $100M Next $400M Next $ 1.5B Over $ 2B	May 1, 2020	April 30, 2021
LVIP Blended Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	May 1, 2020	April 30, 2021
LVIP Dimensional International Equity Managed Volatility Fund	0.045%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Dimensional U.S. Core Equity 1 Fund	0.0075% 0.0025%	First $100M Over $100M	March 4, 2020	April 30, 2021
LVIP Dimensional U.S. Core Equity 2 Fund	0.30%	All Fund assets	March 4, 2020	April 30, 2021
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Dimensional/ Vanguard Total Bond Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund*	0.625%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.43%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Global Conservative Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Global Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Global Income Fund	0.07%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Global Moderate Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Invesco Select Equity Income Managed Volatility Fund	0.085%	All Fund assets	May 1, 2019	April 30, 2020
LVIP JPMorgan High Yield Fund	0.00% 0.05%	First $150M Over $150M	May 1, 2020	April 30, 2021
LVIP JPMorgan Retirement Income Fund	0.323%	All Fund assets	May 1, 2020	April 30, 2021
LVIP JPMorgan Select Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	May 1, 2020	April 30, 2021
LVIP MFS International Equity Managed Volatility Fund*	0.715%	All Fund assets	October 1, 2020	April 30, 2021
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021
LVIP PIMCO Low Duration Bond Fund	0.05%	Over $500M	May 1, 2020	April 30, 2021

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2020	April 30, 2021
LVIP SSGA Bond Index Fund	0.08% 0.122% 0.152%	Up to $500M $500-$2B Over $2B	May 1, 2020	April 30, 2021
LVIP SSGA Developed International 150 Fund	0.07% 0.01%	Up to $50M $50M - $500M	May 1, 2020	April 30, 2021
LVIP SSGA Emerging Markets 100 Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	May 1, 2020	April 30, 2021
LVIP SSGA International Index Fund	0.087% 0.135%	Up to $1B Over $1B	May 1, 2020	April 30, 2021
LVIP SSGA International Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP SSGA Large Cap 100 Fund	0.08% 0.015%	Up to $50M $50M - $500M	May 1, 2020	April 30, 2021
LVIP SSGA Large Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021
LVIP SSGA Mid Cap Index Fund	0.002%	Up to $1B	May 1, 2020	April 30, 2021
LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2020	April 30, 2021
LVIP SSGA Small-Cap Index Fund	0.005%	Up to $500M	May 1, 2020	April 30, 2021
LVIP SSGA Small-Mid Cap 200 Fund	0.065%	Up to $50M	May 1, 2020	April 30, 2021
LVIP SSGA SMID Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP T. Rowe Price Growth Stock Fund	0.00% 0.025% 0.0125%	Fund assets < $1B: Up to $1B Fund assets > $1B: First $1B Over $1B	May 1, 2020	April 30, 2021
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2020	April 30, 2021
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2020	April 30, 2021
LVIP U.S. Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021
LVIP Wellington Capital Growth Fund	0.05% 0.00% 0.025% 0.05%	First $100M Next $150M Next $ 250M Over $ 500M	May 1, 2020	April 30, 2021
LVIP Wellington Mid Cap Value Fund	0.115% 0.075%	First $100M Over $100M	May 1, 2020	April 30, 2021

* The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of September 22, 2020, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By: /s/Jayson R. Bronchetti	By: /s/William P. Flory, Jr.
Name: Jayson R. Bronchetti	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer